EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Announces Fourth-Quarter Fiscal 2007 Financial Results

Company Reports Progress in Enhancing Distribution Channel Effectiveness as U.S.

Sales Improve; Provides Outlook for Fiscal 2008

CHESTNUT RIDGE, NY, August 13, 2007 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal fourth quarter and year ended June 30, 2007.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the fourth quarter of fiscal 2007 are as follows:

(In millions, except per share data and percentages)	Q4 FY07 GAAP	Q4 FY06 GAAP	Q4 FY07 non-GAAP*	Q4 FY06 non-GAAP*	YOY Change non-GAAP*
Revenue	$36.8	$38.6	$36.8	$38.6	(4.6)%
Gross Margin	52.4%	59.2%	57.9%	60.2%	(3.8)%
Operating (Loss) Income	$(1.9)	$3.2	$2.5	$5.0	(50.8)%
Operating Margin	(5.1)%	8.3%	6.7%	13.0%	(48.5)%
Net (Loss) Income	$(2.2)	$2.0	$1.4	$3.6	(60.5)%
Net (Loss) Income Per Diluted Share	$(0.19)	$0.16	$0.12	$0.28	(57.1)%

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges related to LeCroy’s October 2, 2006 and October 29, 2004 acquisitions of Catalyst Enterprises, Inc. (“Catalyst”) and Computer Access Technology Corporation (“CATC”), respectively, as well as share-based compensation costs, restructuring charges, legal settlements, inventory write-downs, intangible and fixed asset impairments, transitional idle sales office capacity, research and development program terminations, loss on debt extinguishment and discrete tax benefits (charges), in each case as compared to LeCroy’s GAAP results for the three-month periods ended June 30, 2007 and 2006. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance. For more information on LeCroy’s use of non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported fourth-quarter fiscal 2007 revenue of $36.8 million with a GAAP gross margin of 52.4%. LeCroy’s GAAP operating margin for the fourth quarter of fiscal 2007 was (5.1%), and the Company reported a GAAP operating loss of ($1.9) million and a GAAP net loss of ($2.2) million, or ($0.19) per share.

GAAP operating loss for the fourth quarter of fiscal 2007 includes $765,000 in share-based compensation charges, $201,000 in restructuring charges, primarily related to the closure of Japan sales office facilities, and $525,000 of transitional idle sales office capacity costs. Also included in the GAAP operating loss was $1.6 million in non-cash charges for inventory write-downs related to operational streamlining, $229,000 for the amortization of intangibles acquired from CATC and Catalyst, $559,000 for the impairment of intangible and fixed assets, $165,000 for the incremental cost of sales related to the fair value adjustment to the acquired Catalyst and CATC inventory and $274,000 in fees related to the termination of certain research and development programs. Excluding those items, for the fourth quarter of fiscal 2007 the Company reported a 6.7% non-GAAP adjusted operating margin and $2.5 million of non-GAAP adjusted operating income.

Comments on the Fourth Quarter

“Our fourth-quarter results were consistent with the preliminary projections we made in our news release on July 2,” said President and Chief Executive Officer Tom Reslewic. “Our non-GAAP operating income level was nearly the same as in the sequential third quarter on $2.5 million lower sales. This reflects the substantial improvements in our cost structure that we have achieved. We also incurred significant non-recurring business realignment costs in the quarter in what we expect to be the final sizable expenses in a two-quarter period of major business restructuring activities.”

“As we discussed previously, we have taken actions to enhance distribution effectiveness in our oscilloscope business both in the United States and in parts of Asia in advance of our new product cycle,” said Reslewic. “During the fourth quarter, we saw a meaningful improvement in U.S. oscilloscope orders as a result of these initiatives. In January, we launched a new manufacturers’ rep channel dedicated to selling our WaveRunner, WaveSurfer and WaveJet product lines, enabling our direct sales force to focus on higher-end-products. At the end of the third quarter, we separated the oscilloscope sales force from the protocol sales force, which has resulted in a specialized, global protocol solutions sales organization. In addition, Roberto Petrillo, who has had great success managing our European sales operation, has taken responsibility for our U.S. scope operations. Already, we are seeing benefits across our oscilloscope product lines in the United States.”

“Since our European sales are strong and our U.S. sales are improving, we intensified our focus on the Asia-Pacific region, which has been the most significant obstacle to delivering double-digit non-GAAP operating margins thus far,” Reslewic said. “During the fourth quarter, we negotiated and finalized an exclusive distribution agreement with our long-time partner, Iwatsu Test Instruments Corporation (ITIC), which is recognized for its high degree of technical expertise. This partnership more than doubles the number of sales people on the ground selling LeCroy’s oscilloscope products in Japan.”

“Our Protocol Solutions Group (PSG) is generally tracking towards its calendar year 2007 business plan,” added Reslewic. “PSG reported better-than-expected sales this quarter in PCI Express, and peripherals and wireless also performed well. At the same time, we are seeing some softness in the domestic market related to storage after exceptional strength in that market in the third quarter. We attribute this decline partly to volatile market conditions and partly to the adoption rate of the next-generation, 6 Gb protocols. We believe that PSG will continue to track to its internal plan and that its new protocol-focused sales force will generate new growth opportunities for LeCroy going forward.”

“In our third fiscal quarter, we undertook a significant initiative to realign our business to improve our profitability and our capacity to generate cash,” said Reslewic. “In the first phase of our restructuring plan, we reduced our headcount and operating expenses, streamlined our business, and eliminated unproductive business operations. We have already seen a meaningful improvement in our cost structure because of these initiatives.”

“In the fourth quarter, we incurred significant non-recurring business realignment expenses as we executed the second and final phase of our major business realignment initiative,” said Reslewic. “This included some follow-up to our actions in the third quarter, such as the elimination of our hybrids circuits operations and changes to our field service activities, but primarily involved a significant restructuring of our Japanese sales operation and major revisions to our oscilloscope product roadmap strategy.”

“It took nearly 14 weeks to work through the entire Japan sales force transition,” added Reslewic. “When the transition was completed at the end of the fourth quarter, we had incurred significant expenses related to headcount reductions, lease and contract terminations, and certain selling resources that were idle for a major portion of the transition period.”

“As we previously reported, the period of uncertainty during protracted negotiations with Iwatsu affected our fourth-quarter sales in Japan more significantly than we had anticipated,” said Reslewic. “In the longer term, we believe that this partnership will be the most effective way to provide the coverage and the expertise necessary to drive our products to market in Japan: increasing our sales to end-customers by approximately 15% to 20% above recent levels.”

“During the fourth quarter, we conducted an extensive review of our research and development programs, resulting in the addition of several new fast-track projects as well as the elimination of some major programs deemed unlikely to provide an adequate return on invested resources,” said Reslewic. “These changes to our product roadmap and sales forecasts resulted in some adjustments to inventory and the elimination of certain programs and related assets.”

Financial Guidance and Business Outlook

“We are looking forward to the beginning of a new oscilloscope product cycle during fiscal year 2008,” said Reslewic. “The recent revamp of our oscilloscope product roadmap should prove to be compelling, resulting in more new products coming to market in less time. The first of these products will be launched in the coming months, and will be followed by a series of additional new and exciting oscilloscope products in subsequent quarters.”

“We remain committed to the strategy of enhancing our profitability at current sales levels based on the improved cost structure resulting from our restructuring activity during the past two quarters,” said Reslewic. “This plan should allow adequate earnings and cash generation and will enable a leveraged business model that can provide an improved profitability as our next-generation products and our sales force initiatives ultimately grow the top line.”

“Looking ahead, we would like to see more stability in the market demand for our data storage protocol products. We also expect it to take another quarter or so before we are firing on all cylinders in the Japan market. Based on these factors, we are providing guidance for full fiscal year 2008 revenues in the range of $155 to $165 million and non-GAAP operating income between $12 and $17 million,” concluded Reslewic.

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, August 13, 2007 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (866) 316-1363 or (913) 312-1233. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy’s 40-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

The Company is undergoing an audit of its fiscal 2007 financial results, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that our financial results as disclosed in this press release will not change following the completion of the audits or that our internal controls will be found to be effective. Further, this release contains forward-looking statements, including those pertaining to expectations regarding: the effects of LeCroy’s restructuring activities and anticipated improvements in its cost structure and distribution effectiveness; LeCroy’s strategy to increase revenues and improve its margins; the performance of its PSG group in calendar 2007; its opportunity to improve indirect North American sales channels; efforts to improve sales of oscilloscopes in Japan with a new distribution agreement with its long term partner, Iwatsu; its projected increase in sales in Japan and its re-examination of its strategies in the rest of Asia; the effects of a review of research and development programs, resulting in the addition of several new fast-track projects as well as the elimination of some major programs; the gaining of position of PCI Express, and; the launch of new products and the time to get to market of new products; LeCroy’s positioning for earnings, cash generation and profits; and LeCroy’s financial guidance for fiscal 2008 revenue, non-GAAP adjusted operating income and non-GAAP adjusted operating margin. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define non-GAAP adjusted gross profit as gross profit as reported under GAAP less charges for write-down of inventory, share-based compensation costs included in cost of sales, the incremental cost of sales related to the fair value adjustment for the acquired Catalyst and CATC inventory, restructuring charges, and the amortization of intangible assets acquired from CATC and Catalyst. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not singled out herein as a non-GAAP adjustment. In addition, depreciation on other depreciable assets acquired from CATC and Catalyst, most notably property and equipment, is not singled out herein as a non-GAAP adjustment. Non-GAAP adjusted gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP adjusted operating income as operating (loss) income reported under GAAP less charges for write-down of inventory, charges for acquired in-process research and development, share-based compensation costs, amortization of intangible assets acquired from CATC and Catalyst, the incremental cost of sales related to the fair value adjustment for the acquired Catalyst and CATC inventory, charges for impairment of intangible and fixed assets, transitional idle sales office capacity (which consists primarily of office space and certain personnel related costs and other costs of our Japanese sales offices), legal settlement costs, restructuring charges, and the costs to terminate certain research and development programs. Non-GAAP adjusted operating margin is computed as non-GAAP adjusted operating income as a percentage of total revenues. Non-GAAP adjusted operating income and non-GAAP adjusted operating margin are not substitutes for comparable GAAP measures.

We define non-GAAP adjusted net income as net (loss) income reported under GAAP less charges for write-down of inventory, charge for acquired in-process research and development, share-based compensation costs, amortization of intangible assets acquired from CATC and Catalyst, the incremental cost of sales related to the fair value adjustment for the acquired Catalyst and CATC inventory, restructuring charges, charges for impairment of intangible and fixed assets, transitional idle sales office capacity (which consists primarily of office space and certain personnel related costs and other costs of our Japanese sales offices), the costs to terminate certain research and development programs, legal settlement costs and loss on extinguishment of debt, each net of applicable income taxes, such that the effective blended statutory rate, excluding discrete income tax benefit (charges), for non-GAAP adjusted net income is approximately 32% and 35.5%, on a year-to-date basis, for each of the full fiscal 2006 and 2007 years, respectively. Non-GAAP adjusted net income is not a substitute for GAAP net (loss) income.

We define non-GAAP net (loss) income per diluted common share as non-GAAP adjusted net (loss) income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, on a GAAP basis, as applicable. Non-GAAP net (loss) income per diluted common share is not a substitute for GAAP net (loss) income per diluted common share.

Non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP adjusted net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Year ended June 30,
In thousands, except per share data	2007	2006	2007	2006
Revenues:
Test and measurement products	$35,444	$37,137	$144,651	$153,441
Service and other	1,357	1,438	6,649	7,095

Total revenues	36,801	38,575	151,300	160,536

Cost of revenues:
Share-based compensation	27	34	145	93
Other costs of revenues	17,501	15,693	69,024	63,383

	17,528	15,727	69,169	63,476

Gross profit	19,273	22,848	82,131	97,060

Operating expenses:
Selling, general and administrative:
Share-based compensation	285	768	3,409	3,551
Legal settlement	—	—	—	2,792
Other selling, general and administrative expenses	12,492	11,656	51,960	48,071

	12,777	12,424	55,369	54,414

Research and development:
Share-based compensation	453	369	1,648	1,673
Other research and development expenses	7,905	6,853	35,287	28,450

	8,358	7,222	36,935	30,123

Total operating expenses	21,135	19,646	92,304	84,537

Operating (loss) income	(1,862)	3,202	(10,173)	12,523

Loss on extinguishment of debt	—	—	(997)	—
Other, net	(1,093)	(693)	(4,268)	(2,487)

Other expense, net	(1,093)	(693)	(5,265)	(2,487)

(Loss) income before income taxes	(2,955)	2,509	(15,438)	10,036
(Benefit) provision for income taxes	(730)	498	(2,231)	3,463

Net (loss) income	$(2,225)	$2,011	$(13,207)	$6,573

Net (loss) income per common share
Basic	$(0.19)	$0.16	$(1.13)	$0.54
Diluted	$(0.19)	$0.16	$(1.13)	$0.53
Weighted average number of common shares:
Basic	11,601	12,297	11,702	12,218
Diluted	11,601	12,533	11,702	12,474

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	June 30, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$10,448	$16,972
Accounts receivable, net	31,941	28,867
Inventories, net	38,645	34,041
Other current assets	9,608	13,237

Total current assets	90,642	93,117

Property and equipment, net	20,339	20,359
Goodwill	105,885	78,473
Other non-current assets	14,453	10,025

TOTAL ASSETS	$231,319	$201,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,905	$19,282
Current portion of bank debt and capital leases	3,619	13,430
Accrued expenses and other current liabilities	15,551	13,408

Total current liabilities	36,075	46,120

Long-term bank debt	9,410	24,700
Senior convertible notes	72,000	—
Deferred revenue and other non-current liabilities	1,246	1,451

Total liabilities	118,731	72,271

Stockholders’ equity	112,588	129,703

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$231,319	$201,974

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP ADJUSTED RESULTS

(UNAUDITED)

	Three months ended		Year ended
In thousands	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP gross profit, as reported	$19,273	$22,848	$82,131	$97,060

Non GAAP adjustments:
Charge for write-down of inventory	1,611	—	3,415	—
Share-based compensation	27	34	145	93
Incremental cost of sales related to fair-value adjustment to inventory	165	—	1,742	—
Amortization of intangible assets acquired	229	263	1,746	1,342
Restructuring charges	—	77	375	77

Non GAAP adjusted gross profit	$21,305	$23,222	$89,554	$98,572

	Three months ended		Year ended
In thousands	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP operating (loss) income, as reported	$(1,862)	$3,202	$(10,173)	$12,523

Non GAAP adjustments:
Charge for acquired in-process research and development	—	—	4,000	—
Charge for write-down of inventory	1,611	—	3,415	—
Share-based compensation	765	1,171	5,202	5,315
Amortization of intangible assets acquired	229	257	1,785	1,359
Charge for impairment of intangible and fixed assets	559	—	559	—
Incremental cost of sales related to fair-value adjustment to inventory	165	—	1,742	—
Legal settlement	—	—	—	2,792
Research and development program terminations	274	—	274	—
Transitional idle sales office capacity	525	—	581	—
Restructuring charges	201	380	2,283	380

Non GAAP adjusted operating income	$2,467	$5,010	$9,668	$22,369

	Three months ended		Year ended
In thousands	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP net (loss) income, as reported	$(2,225)	$2,011	$(13,207)	$6,573

After-tax effect of Non GAAP adjustments:
Charge for acquired in-process research and development (no tax benefit)	—	—	4,000	—
Charge for write-down of inventory	1,039	—	2,176	—
Share-based compensation	1,330	1,053	5,341	4,128
Amortization of intangible assets acquired	148	229	1,128	932
Charge for impairment of intangible and fixed assets	361	—	361	—
Incremental cost of sales related to fair-value adjustment to inventory	106	—	1,099	—
Legal settlement	—	—	—	1,805
Research and development program terminations	177	—	177	—
Transitional idle sales office capacity	339	—	339	—
Restructuring charges	130	261	1,442	261
Loss on extinguishment of debt	—	—	628	—

Non GAAP adjusted net income	$1,405	$3,554	$3,483	$13,699

	Three months ended		Year ended
In thousands, except per share data	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net (loss) income per common share
Diluted, as reported	$(0.19)	$0.16	$(1.13)	$0.53
Diluted, non GAAP	$0.12	$0.28	$0.29	$1.10
Weighted average number of common shares:
Diluted, as reported	11,601	12,533	11,702	12,474
Diluted, non GAAP	11,770	12,533	11,936	12,474